     As filed with the Securities and Exchange Commission on July 10, 1998
                                               Registration No. 333-58359
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             ---------------------

                         Hussmann International, Inc.
            (Exact name of registrant as specified in its charter)


           Delaware                                    43-1791715
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


      12999 St. Charles Rock Road                       63044-2483
          Bridgeton, Missouri                           (Zip Code)
(Address of principal executive offices)


                         Hussmann International, Inc.
                             Stock Incentive Plan
                           (Full title of the plan)

                                Burton Halpern
                 Vice President, General Counsel and Secretary
                         Hussmann International, Inc.
                          12999 St. Charles Rock Road
                        Bridgeton, Missouri 63044-2483
                                (314) 291-2000
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                             ---------------------

                                CALCULATION OF REGISTRATION FEE
================================================================================================
                                               Proposed          Proposed
      Title of               Amount            Maximum            Maximum          Amount of
  Securities to be           to be             Offering          Aggregate      Registration Fee
     Registered            Registered         Price Per          Offering
                                                Share              Price
------------------------------------------------------------------------------------------------
Common Stock,         3,206,795  shares(1)    $18.5625(2)    $59,526,132.19(2)      $17,560.21
$.001 par value

Preferred Stock       3,206,795  rights         (3)                 (3)              (3)
Purchase Rights
================================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Hussmann International, Inc. Stock Incentive Plan (the "Plan") relating to adjustments for changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or similar change.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 26, 1998.
(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
================================================================================

                     Registration of Additional Securities

     On January 23, 1998, Hussmann International, Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-44799) (the "Prior Registration Statement") in order to register shares of its common stock, $.001 par value per share ("Hussmann Common Stock"), and the Rights for issuance under the Hussmann International, Inc. Stock Incentive Plan (the "Plan").

     In accordance with General Instruction E to Form S-8, this Registration Statement is being filed in order to register additional shares of Hussmann Common Stock and additional Rights for issuance under the Plan. The contents of the Prior Registration Statement, which became effective on January 23, 1998, are incorporated herein by reference.

     The required opinion and consents are listed on the Exhibit Index attached hereto.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 26th day of February, 1998.


                         HUSSMANN INTERNATIONAL, INC.


                         By: MICHAEL D. NEWMAN
                             --------------------------------------
                             Michael D. Newman
                             Senior Vice President-Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Burton Halpern and Michael D. Newman, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 26th day of February, 1998.


         Signature                                      Title
         ---------                                      -----



J. LARRY VOWELL                       President and Chief Executive Officer
-------------------------             (principal executive officer and Director)
J. Larry Vowell



MICHAEL D. NEWMAN                     Senior Vice President-Chief Financial
-------------------------             Officer (principal financial and
Michael D. Newman                     accounting officer)

RICHARD G. CLINE                   Chairman of The Board of Directors
-------------------------------
Richard G. Cline



J. JOE ADORJAN                     Director
-------------------------------
J. Joe Adorjan



LAWRENCE A. DEL SANTO              Director
-------------------------------
Lawrence A. Del Santo



R. RANDOLPH DEVENING               Director
-------------------------------
R. Randolph Devening


ARCHIE R. DYKES                    Director
-------------------------------
Archie R. Dykes


VICTORIA B. JACKSON-GREGORICUS     Director
-------------------------------
Victoria B. Jackson-Gregoricus

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.            Description
-------        -----------

5*             Opinion of Sidley & Austin.

23.1*          Consent of KPMG Peat Marwick LLP.

23.2*          Consent of Sidley & Austin  (contained in Exhibit 5 hereto).

24 Powers of Attorney (contained on the signature page to this Registration Statement).

--------------------
*  Previously filed.